Exhibit 99.1

Janus Henderson Group Announces CEO Retirement

Dick Weil to Retire After 12 Years as CEO; Effective 31 March 2022

Board of Directors Commences Search for Successor

LONDON, 18 November 2021 – Janus Henderson Group plc (NYSE/ASX: JHG) (“JHG” or the “Company”) today announced that Dick Weil intends to retire as Chief Executive Officer and as a member of the Company’s Board of Directors, effective 31 March 2022. The Board has initiated an internal and external search process with the assistance of a leading executive search firm to identify a successor to lead Janus Henderson through its next phase of growth. To ensure a seamless transition, Mr. Weil will remain in his role until March 2022 and assist Janus Henderson with an orderly transfer of responsibilities, serving as an adviser to the Company through 30 June 2022.

Richard Gillingwater, Chairman of the Board of Directors stated, “On behalf of the Board of Directors, I want to thank Dick for his outstanding service to Janus Henderson over a 12-year career. As the leader of Janus Capital Group, Dick successfully executed the merger integration that has resulted in the Janus Henderson that we know today. Under his vision and stewardship, the Company has transformed into one of the world’s leading active asset managers with steadfast investment principles and an unmatched commitment to serving clients. Dick has instilled a unified culture of excellence throughout Janus Henderson and, as a result, we have built a strong global franchise well positioned for continued growth.”

Dick Weil, said, “It has been a true privilege to lead Janus Henderson, and I am incredibly proud of all that our team has achieved over my 12 years with the Company. Together with my colleagues, we have built a strong operational and financial foundation, extended our product offering, created significant value for our clients and our shareholders alike, and successfully positioned the Company for future growth. With the Company operating from a position of strength, I believe that now is the right time to begin the search for a new CEO who will continue the journey of growth that the firm is on. While the search process for my successor is underway, I remain committed to working alongside the Board and executive team to further our strategy and, to ultimately ensuring a seamless transition. In announcing my retirement, I do so with full confidence in my colleagues and their ceaseless dedication to delivering excellence.”

Mr. Gillingwater continued, “We wish Dick the very best on his well-deserved retirement and we look forward to working with him as we transition to the Company’s next CEO. The Board’s focus is on ensuring we identify a leader who can build on our success to date, and who has the relevant skills and expertise to enable us to realise our growth opportunities, expand into new markets and products and continue to drive value for our clients and shareholders.”

Mr. Weil was instrumental in executing the transformational merger of Janus Capital Group Inc. and Henderson Group plc. to form Janus Henderson Group plc. During his tenure as CEO, Mr. Weil successfully established Janus Henderson as a global asset manager. He prioritised hiring top talent and reinvented, strengthened, and modernized Janus Henderson’s products and business model, all with the purpose of delivering results for clients and long-term profit for shareholders. He implemented a company culture that has always put the client first, which values diversity and inclusion of thought, and has delivered long-term profit for shareholders.

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About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies. At 30 September 2021, Janus Henderson had approximately US$419 billion in assets under management, more than 2,000 employees, and offices in 25 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value. A client commitment is not a guarantee that a stated objective will be met.

This release includes statements concerning potential future events involving Janus Henderson Group that could differ materially from the events that actually occur. The differences could be caused by a number of factors, including those factors identified in Janus Henderson Group’s Annual Report on Form 10-K for the fiscal year ended 31 December 2020 and in subsequent filings or furnishings made by the Company with the Securities and Exchange Commission from time to time (Commission file no. 001- 38103), including those that appear under headings such as ‘Risk Factors’ and ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’.

Many of these factors are beyond the control of Janus Henderson Group and its management. Any forward-looking statements contained in this release are as at the date on which such statements were made. Janus Henderson Group undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Janus Henderson Group plc

Incorporated and registered in Jersey

13 Castle Street

St Helier, Jersey JE1 1ES

No. 101484

ABN 67 133 992 766

Contacts

Investor enquiries:

Jim Kurtz

Co-Head Investor Relations (US)

+1 (303) 336 4529

jim.kurtz@janushenderson.com

Melanie Horton

Co-Head Investor Relations (Non-US)

+44 (0)20 7818 2905

melanie.horton@janushenderson.com

Or

Investor Relations

investor.relations@janushenderson.com

Media enquiries:

Sarah de Lagarde

Global Head of Communications

+44 (0) 20 7818 2626

sarah.delagarde@janushenderson.com

Stephen Sobey

Head of Media Relations

+44 (0) 20 7818 2523

stephen.sobey@janushenderson.com

Janus Henderson Group plc

Incorporated and registered in Jersey

13 Castle Street

St Helier, Jersey JE1 1ES

No. 101484

ABN 67 133 992 766